SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 25, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                                                     Tenet Enters into Definitive Agreements To Sell Ten Hospitals.

On August 25, 2003, Tenet Healthcare Corporation issued a press release stating that the company has signed a definitive agreement with Health Management Associates Inc. (NYSE: HMA) under which HMA will acquire five hospitals in Florida, Missouri and Tennessee from a subsidiary of the company.  A copy of the press release is attached to this report as Exhibit 99.1 and hereby is furnished.

On August 26, 2003, Tenet Healthcare Corporation issued a press release stating that the company has signed a definitive agreement with Albert Einstein Healthcare Network under which Albert Einstein Healthcare Network will acquire the Elkins Park Hospital facility in Philadelphia, Pennsylvania, from a subsidiary of the company.  A copy of the press release is attached to this report as Exhibit 99.2 and hereby is furnished.

On September 2, 2003, Tenet Healthcare Corporation issued a press release stating that the company has signed a definitive agreement with Triad Hospitals Inc. (NYSE: TRI) under which Triad will acquire four hospitals in Arkansas owned by subsidiaries of the company.  A copy of the press release is attached to this report as Exhibit 99.3 and hereby is furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date: August 25, 2003

EXHIBIT INDEX

99.1                           Press Release dated August 25, 2003.

99.2                           Press Release dated August 26, 2003.

99.3                           Press Release dated September 2, 2003.